                                                                   EXHIBIT 99(a)

                                                           Kenneth F. Cook
                                                           314/982-1700

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

               INTERCO REPORTS INCREASED SALES AND EARNINGS FROM
          CONTINUING OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995
          ----------------------------------------------------------

St. Louis, January 30, 1996 -- INTERCO INCORPORATED (NYSE:ISS) announced operating results for the fourth quarter and twelve months ended December 31, 1995. For the fourth quarter and twelve months, net earnings per common share from continuing operations, excluding nonrecurring items, were $0.18 and $0.56, respectively. Including the results of Thomasville Furniture Industries, Inc., acquired on December 29, 1995, net earnings per common share on a pro forma basis would have been $0.19 and $0.62 for the fourth quarter and twelve months of 1995, respectively.

Net sales for both the fourth quarter and full year were slightly ahead of those reported last year. Net earnings from continuing operations for both periods were impacted by two nonrecurring items described below which distort comparability between years. Excluding these nonrecurring items, net earnings from continuing operations for the fourth quarter would have declined 7.0% versus the prior year, while net earnings for the twelve months ended December 31, 1995 would have improved 5.5% over those reported last year. These results were modestly ahead of expectations.

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During the fourth quarter, the company recorded a $7.9 million pretax gain on insurance settlement related to the November, 1994 explosion and fire that destroyed a particleboard plant. The company rebuilt the particleboard plant during

1995 using insurance proceeds. This state-of-the-art facility is currently in its start-up phase. The after-tax impact of the gain on insurance settlement totaled $4.7 million or $0.09 per common share on a fully diluted basis.

The acquisition of Thomasville included a refinancing of most of the company's long-term debt. As a result, deferred financing fees and expenses related to the company's previous long-term debt were written off. The after-tax impact of this extraordinary item totaled $5.8 million or $0.11 per common share on a fully diluted basis.

Net earnings per common share from continuing operations, before the extraordinary item noted previously, were $0.27 and $0.65 for the fourth quarter and twelve months ended December 31, 1995, respectively, versus $0.21 and $0.54 for the same periods in 1994. Excluding the gain on insurance settlement and extraordinary item, net earnings per common share from continuing operations would have been $0.18 and $0.56 for the fourth quarter and twelve months ended December 31, 1995, and pro forma for the acquisition of Thomasville would have been $0.19 and $0.62, respectively.

Each period included charges for depreciation and amortization which resulted from an asset revaluation that occurred when the company emerged from Chapter 11 reorganization in 1992. These noncash charges, which are ongoing, reduced net earnings per common share in the fourth quarter and twelve months by $0.06 and $0.24, respectively, for 1995 and by $0.06 and $0.25, respectively, for 1994. Excluding depreciation and amortization resulting from the 1992 asset revaluation noted above, net earnings per common share from continuing operations before the gain on insurance settlement and extraordinary item would have been $0.24 and $0.27 for the fourth quarter, and $0.80 and $0.79 for the twelve months, of 1995 and 1994, respectively. Pro forma for the Thomasville acquisition, net earnings per




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common share on the same basis would have been $0.25 and $0.86 for the fourth quarter and twelve months ended December 31, 1995.

Operating results for the three and twelve months ended December 31, 1995 and 1994 are summarized as follows:

                                                         Three Months Ended       Twelve Months Ended
(In millions, except per share)                             December 31,              December 31,
                                                         ------------------      ----------------------
                                                          1995        1994         1995          1994
                                                         ------      ------      --------      --------
Net sales                                                $279.0      $277.2      $1,073.9      $1,072.7

As Reported
-----------
Earnings from operations                                 $ 24.2      $ 25.1      $   79.1      $   85.1

Net earnings from continuing operations before gain
  on insurance settlement and extraordinary item           10.1        10.8          29.5          27.9

Net earnings per common share (fully diluted) from
  continuing operations before gain on insurance
  settlement and extraordinary item                      $ 0.18      $ 0.21      $   0.56      $   0.54

Pro forma net earnings per common share (fully
  diluted) from continuing operations before gain
  on insurance settlement and extraordinary item (b)     $ 0.19         (c)      $   0.62      $   0.61


As Adjusted (a)
---------------
Earnings from operations                                 $ 28.3      $ 29.1      $   95.2      $  102.0

Net earnings from continuing operations before gain
  on insurance settlement and extraordinary item           13.2        13.9          41.9          41.0

Net earnings per common share (fully diluted) from
  continuing operations before gain on insurance
  settlement and extraordinary item                      $ 0.24      $ 0.27      $   0.80      $   0.79

Pro forma net earnings per common share (fully
  diluted) from continuing operations before gain
  on insurance settlement and extraordinary item (b)     $ 0.25         (c)      $   0.86      $   0.86

Average fully diluted common shares outstanding            52.3        51.5          52.3          51.5


(a) Adjusted to remove the depreciation and amortization related to the 1992 asset revaluation, net of taxes, where applicable.

(b) Pro forma for acquisition of Thomasville Furniture Industries, Inc.

(c) Not available.

INTERCO's continuing operations reflect the results of its furniture businesses, comprised for the year ended December 31, 1995, of two operating divisions, Broyhill Furniture Industries, Inc. and The Lane Company, Incorporated. The company's operating results reflect the spin-off distribution of its former footwear segment to its shareholders, effective November 17, 1994. Results of the footwear segment for 1994 have been reflected as discontinued operations. The pro forma results include the results of Thomasville Furniture Industries, Inc. The assets and liabilities acquired are included in the company's December 31, 1995 balance sheet; however, since the acquisition was consummated on the last business day of 1995, and was recorded using purchase accounting methodology, no results of operations of Thomasville have been included in the company's actual operating results for 1995.

OPERATING PERFORMANCE
---------------------

The sales performance for both the fourth quarter and full year reflected a generally flat U.S. economy and soft industry conditions. Order rates in the fourth quarter and backlogs at year end were both down moderately due substantially to a change in reporting methodology at certain of the company's operating units, as opposed to a business trend. Business trends appear to be essentially flat with last year.

Earnings from operations were below a year ago for both the fourth quarter and twelve months reflecting the company's desire to maintain manufacturing utilization rates at levels necessary to balance inventories with incoming orders. Though operating earnings were negatively impacted by unfavorable overhead absorption rates, operating cash flow continued to be quite favorable due to strong working capital management.

Richard B. Loynd, Chairman of the Board and Chief Executive Officer of INTERCO, commented that he was generally pleased with the company's performance in 1995 given the soft economy and, particularly, tough retail environment. Loynd stated, "The company's ability to produce both a modest sales increase and an earnings increase for the year is a strong endorsement of our gross profit management philosophy and a recognition of the outstanding operating management throughout the corporation. This performance maintains our position as the profit leader in the residential furniture industry." Commenting on the company's future prospects, Loynd stated, "The acquisition of Thomasville is another significant step forward in the transformation of INTERCO into a growing, financially strong, pure-play furniture manufacturer. This acquisition joins three of the most highly recognized furniture brands, Broyhill, Lane and Thomasville, into the largest (with approximately $1.6 billion in annual sales) and most profitable residential furniture manufacturing company in the country. With interest rates at their current low levels, home sales, both new and existing, should continue at good levels. This trend, coupled with a growing population in the 35 to 65 age group, will provide an environment for continued growth in furniture sales and we plan to expand our position in this large consumer market."

The company has filed an S-3 registration statement with the Securities and Exchange Commission in preparation for an equity offering to reduce long-term debt that was increased as a result of the Thomasville acquisition. This offering, of 8.75 million shares, is expected to be completed by the end of February.

                                   * * * * *

The registration statement referred to above has not yet become effective. These securities may not be sold and offers to buy may not be accepted prior to the time the registration statement becomes effective. This announcement does not constitute an offer or the solicitation of an offer to sell or to buy any security or the solicitation of any consents or approvals, which offers and solicitations shall be made only by means of a prospectus filed with the Securities and Exchange

Commission. There shall not be any sale of any security in any state in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                             INTERCO INCORPORATED
                        CONSOLIDATED OPERATING RESULTS
                    (Dollars in thousands except per share)

                                                   Three Months Ended     Twelve Months Ended
                                                      December 31,           December 31,
                                                    1995       1994        1995         1994
                                                  ---------  ---------  -----------  ----------
Net sales.......................................  $279,023   $277,244   $1,073,889   $1,072,696
Costs and expenses:
  Cost of operations............................   197,914    195,760      760,393      752,528
  Selling, general and administrative
    expenses....................................    49,220     48,462      198,321      199,333
  Depreciation and amortization (A).............     7,717      7,951       36,104       35,776
                                                  --------   --------   ----------   ----------
Earnings from operations........................    24,172     25,071       79,071       85,059
Interest expense................................     8,436      8,934       33,845       37,886
Other income, net:
  Gain on insurance settlement..................     7,882          -        7,882            -
  Other.........................................       578        768        3,930        1,668
                                                  --------   --------   ----------   ----------
Earnings before income tax expense,
  discontinued operations and extraordinary
  item..........................................    24,196     16,905       57,038       48,841
Income tax expense..............................     9,399      6,109       22,815       20,908
                                                  --------   --------   ----------   ----------
Net earnings from continuing operations.........    14,797     10,796       34,223       27,933
Net earnings (loss) from discontinued
  operations (B)................................         -    (11,952)           -       10,339
                                                  --------   --------   ----------   ----------
Net earnings (loss) before extraordinary item...    14,797     (1,156)      34,223       38,272
Extraordinary item (C)..........................    (5,815)         -       (5,815)           -
                                                  --------   --------   ----------   ----------
Net earnings (loss).............................  $  8,982   $ (1,156)  $   28,408   $   38,272
                                                  ========   ========   ==========   ==========

Net earnings (loss) per common share
  (fully diluted):
  Continuing operations.........................  $   0.27   $   0.21   $     0.65   $     0.54
  Discontinued operations.......................         -      (0.23)           -         0.20
  Extraordinary item............................     (0.11)         -        (0.11)           -
                                                  --------   --------   ----------   ----------
  Net earnings (loss) per common share..........  $   0.16   $  (0.02)  $     0.54   $     0.74
                                                  ========   ========   ==========   ==========

Net earnings per common share (fully diluted)
  from continuing operations - As Adjusted (D)..  $   0.24   $   0.27   $     0.80   $     0.79
                                                  ========   ========   ==========   ==========

Average fully diluted common shares
  outstanding (in thousands)....................    52,317     51,506       52,317       51,506
                                                  ========   ========   ==========   ==========

(A) Includes $4,086 and $4,064 for the three months ended December 31, 1995 and 1994, respectively, and $15,922 and $16,900 for the twelve months ended December 31, 1995 and 1994, respectively, related to the 1992 asset revaluation.

(B) Includes loss on spin-off distribution of The Florsheim Shoe Company and Converse Inc., net of taxes, totaling $15,104.

(C)  Early extinguishment of debt, net of tax benefit.

(D) Adjusted to remove impact of gain on insurance settlement, extraordinary item and depreciation and amortization related to the 1992 asset revaluation, net of taxes.

                             INTERCO INCORPORATED
                     CONSOLIDATED CONDENSED BALANCE SHEET
                            (Dollars in thousands)





                                                 December 31,   December 31,
                                                     1995           1994
                                                 -------------  ------------
Assets                                                (A)

Current assets:
  Cash and cash equivalents....................    $   26,412       $ 32,145
  Receivables, net.............................       276,116        202,270
  Inventories..................................       269,677        155,031
  Prepaid expenses and other current assets....        17,888         14,325
                                                   ----------       --------
    Total current assets.......................       590,093        403,771
Net property, plant and equipment..............       306,406        181,393
Intangible assets..............................       370,307        275,767
Other assets...................................        24,933         20,804
                                                   ----------       --------
                                                   $1,291,739       $881,735
                                                   ==========       ========
Liabilities and Shareholders' Equity

Current liabilities:
  Current maturities of long-term debt.........    $   18,639       $ 16,574
  Accrued interest expense.....................         1,304          1,652
  Accounts payable and other accrued expenses..       115,114         77,222
                                                   ----------       --------
    Total current liabilities..................       135,057         95,448
Long-term debt, less current maturities........       705,040        409,679
Other long-term liabilities....................       150,486        101,214

Shareholders' equity...........................       301,156        275,394
                                                   ----------       --------
                                                   $1,291,739       $881,735
                                                   ==========       ========


(A) The consolidated balance sheet as of December 31, 1995 includes the assets acquired and liabilities assumed by the company in the acquisition of Thomasville Furniture Industries, Inc. as of the close of business on December 29, 1995.